EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of Infinity Broadcasting Corporation dated December 7, 1999 and the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74387, 333-75847, 333-75841, 333-75837, 333-89403 and 333-88363) of Infinity
Broadcasting Corporation, of our report dated February 2, 1999, appearing in the Annual Report on Form 10-K of Outdoor Systems, Inc.
for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Phoenix, Arizona
December 22, 1999